                                                                      EXHIBIT 21
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Subsidiaries of the Company, as of March 23, 2000

                                                                  % owned by
                                                  Organized under immediate
                   Subsidiary                         laws of       parent
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
Baxter International Inc......................... Delaware
  Baxter Healthcare Corporation.................. Delaware            100
    Baxter Pharmaceutical Products Inc........... Delaware            100
    Nextran Inc.................................. Delaware            100
    RMS Health Systems Inc....................... Delaware            100
      RMS Disease Management Inc................. Delaware          97.39
    Perfusion Services of Baxter Healthcare
     Corporation................................. Pennsylvania        100
  Baxter World Trade Corporation................. Delaware            100
    Baxter Pharmacy Services Corporation......... Delaware            100(3)
      Baxter Caribe Inc.......................... Delaware            100
      Baxter Healthcare Corporation of Puerto
       Rico...................................... Alaska              100
      Baxter Sales and Distribution Corp......... Delaware            100
    Baxter Biotech Holding AG.................... Switzerland         100
      Baxter Biotech Technology S.a.r.l.......... Switzerland         100(1)
      Baxter Healthcare Pte. Ltd................. Singapore           100
        Baxter World Trade S.A................... Belgium           46.21(2)
      Baxter Healthcare S.A...................... Panama              100
        Baxter World Trade S.A................... Belgium           53.78(2)
      Immuno International AG.................... Switzerland         100
        Immuno--Canada Ltd....................... Canada              100
        Baxter Aktiengesellschaft................ Austria             100(1)
    Baxter Hemoglobin Therapeutics S.A........... France              100(1)
    Baxter Corporation........................... Canada              100
    Baxter Deutschland Holding GmbH.............. Germany             100
      Baxter Deutschland GmbH.................... Germany           99.99(2)
    Baxter Edwards AG............................ Switzerland         100
      Baxter, S.L................................ Spain             99.99(2)
    Baxter Export Corporation.................... Nevada              100
    Baxter Healthcare (Holdings) Limited......... United Kingdom    99.99(2)
      Baxter Healthcare Limited.................. United Kingdom    99.99(2)
    Baxter Healthcare Pty. Ltd................... Australia         99.99(2)
    Baxter Limited............................... Japan               100
    Baxter Representacoes Ltda................... Brazil              100
      Baxter Hospitalar Ltda..................... Brazil            85.21(2)
    Baxter S.A................................... Belgium           98.43(2)
      Baxter S.A................................. France            64.58(1)(2)
    Baxter S.A. de C.V........................... Mexico             99.9(2)
    Baxter S.p.A................................. Italy             99.98(2)
      Bieffe Medital S.p.A....................... Italy                99
    Laboratorios Baxter S.A...................... Delaware            100
  Baxter Hemoglobin Therapeutics Inc............. Delaware            100
  Edwards Lifesciences Research Medical, Inc..... Utah                100
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

Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary. All subsidiaries set forth herein are reported in the Company's financial statements through consolidation or under the equity method of accounting.

                                  * * * * * *

(1) Including nominee shares.
(2) Remaining shares owned by the Company, or other subsidiaries of the Company.
(3) Of common stock, with preferred stock held by Baxter Healthcare
    Corporation.

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